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                                                                     EXHIBIT 8.2
                                                                    EXHIBIT 23.3

                  [Letterhead of Cadwalader, Wickersham & Taft]


June 25, 2001


American Eagle Tankers Inc. Limited
15 Exchange Place
Suite 110
Jersey City, New Jersey  07302

Ladies and Gentlemen:

     You have requested our opinion regarding certain United States tax considerations in connection with the offering of common shares, $1.00 par value per share, directly or in the form of Singapore Depositary Receipts (the "Common Shares") of American Eagle Tankers Inc. Limited, a company incorporated under the laws of the Bermuda (the "Company"), pursuant to a registration statement (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") on Form F-1 (File No. 333-62326).


     The discussions in the prospectus forming part of the Registration Statement (the "Prospectus") under the heading "TAXATION - United States Federal Income Taxation," to the extent they state matters of law or legal conclusions and subject to the qualifications and limitations contained therein, constitute our opinion as to the material United States federal income tax consequences to the Company and to a beneficial owner of the Common Shares or Singapore Depositary Receipts, and are incorporated and adopted herein as our opinion.


     We express no opinion in respect of those matters governed by or construed in accordance with the law of any jurisdiction other than the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to the name of our firm therein, without thereby admitting that we are "experts" under the Act or the rules and regulations of the Securities and Exchange Commission thereunder for the purposes of any part of the Registration Statement.


                                            Very truly yours,



                                            Cadwalader, Wickersham & Taft